Exhibit (s)
Calculation of Filing Fee Tables
Form N-2
(Form Type)
Blue Owl Credit Income Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Stock	457(o)	$19,000,000,000	—	$19,000,000,000	0.015310%	$2,908,900	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
Total Offering Amounts						$19,000,000,000		$2,908,900
Total Fees Previously Paid								$0
Total Fee Offset								$143,877
Net Fee Due								$2,765,023

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Blue Owl Credit Income Corp.	N-2	333- 249525	October 16, 2020		$20,318(2)	Equity	Equity(2)		$186,234,011
	Blue Owl Credit Income Corp.	N-2	333-278474	April 2, 2024		$123,559(3)	Equity			$837,119,836
Fee Offset Sources	Blue Owl Credit Income Corp.	N-2	333- 249525		October 16, 2020						$20,318(2)
	Blue Owl Credit Income Corp.	N-2	333-278474		April 2, 2024						$123,559(3)
(1)Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. A total of $10,000,000,000 of shares of common stock, par value $0.01 per share, were previously registered pursuant to Registration Statement File No. 333-274687. Pursuant to Rule 429, this Registration Statement acts as a post-effective amendment to Registration Statement File No. 333-274687, and registers an additional $4,000,000,000 common stock on that registration statement. This Registration Statement also registers an additional $15,000,000,000 in common stock, resulting in a total of $29,000,000,000 in shares of registered common stock.
(2)The registrant previously registered equity securities (the “2020 Unsold Securities”) on a registration statement on Form N-2 (File No. 333- 249525) (the “2020 Registration Statement”) filed with the Securities and Exchange Commission on October 16, 2020, which became effective on December 28, 2020. As of the date hereof, the maximum aggregate offering amount of the 2020 Unsold Securities is $186,243,011. In connection with the registration of the 2020 Unsold Securities, the registrant paid a registration fee of $20,318, which will be applied to the securities that will be offered pursuant to the prospectus included in the Registration Statement filed herewith. The registrant has terminated any offering that included the 2020 Unsold Securities under the 2020 Registration Statement.
(3)The registrant previously registered equity securities (the “2024 Unsold Securities”) on a registration statement on Form N-2 (File No. 333-278474) (the “2024 Registration Statement”) filed with the Securities and Exchange Commission on April 2, 2024, which became effective on April 2, 2024. As of the date hereof, the maximum aggregate offering amount of the 2024 Unsold Securities is $837,119,836. In connection with the registration of the 2024 Unsold Securities, the registrant paid a registration fee of $123,559, which will be applied to the securities that will be offered pursuant to the prospectus included in the Registration Statement filed herewith. The registrant has terminated any offering that included the 2024 Unsold Securities under the 2024 Registration Statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock		$10,000,000,000	N-2	333-274687	September 25, 2023